As filed with the Securities and Exchange Commission on November 9, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1770902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(Address of Principal Executive Offices)(Zip Code)

Hertz Global Holdings, Inc.

2021 Omnibus Incentive Plan

(Full title of the plan)

M. David Galainena

Executive Vice President, General Counsel and Secretary

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, FL 33928

(Name and address of agent for service)

(239) 301-7000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Gregory Pryor

Maia R. Gez

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (the “Common Stock”)	62,250,055	$33.15	$2,063,589,323.25	$191,294.73

(1)	Covers shares of Common Stock, par value $0.01 per share (“Common Stock”) of Hertz Global Holdings, Inc. (the “Registrant”) to be issued under the 2021 Omnibus Incentive Plan (the “Plan”). In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution in the event of a stock split, stock dividend or similar transactions.
(2)	In accordance with Rule 457(h)(1) of the Securities Act, the price of the securities has been estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant’s Common Stock as reported on the OTC Bulletin Board on November 3, 2021 (a date within five business days prior to the date of filing this registration statement on Form S-8 (the “Registration Statement”)).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement, as required by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission (each with Commission File No. 001-37665) are hereby incorporated in this Registration Statement by reference (except for portions thereof furnished or otherwise not filed with the Commission):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 26, 2021 (as updated by our Current Report on Form 8-K filed on October 15, 2021);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the periods ended March 31, 2021 (as updated by our Current Report on Form 8-K filed on October 15, 2021), June 30, 2021 and September 30, 2021;

(c)	The Registrant’s current reports on Form 8-K, as filed with the Commission on February 22, 2021, March 3, 2021 (except for the information furnished under Items 7.01 and 9.01), March 30, 2021, March 31, 2021 (except for the information furnished under Items 7.01 and 9.01), April 7, 2021, April 19, 2021 (except for the information furnished under Item 7.01), April 23, 2021 (except for the information furnished under Item 7.01), May 7, 2021 (except for the information furnished under Items 2.02, 7.01 and 9.01), May 14, 2021 (as amended on the same date) (except for the information furnished under Items 7.01 and 9.01), May 19, 2021, June 16, 2021, July 7, 2021, August 2, 2021, August 17, 2021 (except for the information furnished under Items 7.01 and 9.01), September 13, 2021, October 5, 2021, October 6, 2021 (except for the information furnished under Items 7.01 and 9.01), October 15, 2021 (as amended on November 3, 2021), October 27, 2021, November 2, 2021 and November 4, 2021;

(d)	The description of the Registrant’s Common Stock (“Description of Capital Stock”) contained in the Registrant’s Form S-1 filed with the Commission on October 15, 2021 (as amended on November 3, 2021).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article VIII of the Registrant’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Article VIII of the Certificate of Incorporation and Article VIII of the Registrant’s second amended and restated bylaws (the “Bylaws”) provide for indemnification of the officers and directors of Hertz to the fullest extent permitted by the DGCL.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

The Registrant has obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. filed on July 7, 2021 (File No. 001-37665)).

4.2	Second Amended and Restated Bylaws of Hertz Global Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. filed on July 7, 2021 (File No. 001-37665)).

10.1	Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. filed on November 2, 2021 (File No. 001-37665; 001-07541)).

5.1	Opinion of White & Case LLP.*

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.*

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.*

23.3	Consent of White & Case LLP (included as part of Exhibit 5.1 filed herewith)*

24	Power of Attorney (included on the signature page to this Registration Statement)*

* Filed herewith

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estero, State of Florida, on the 9th of November, 2021.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Mark Fields
	Name:	Mark Fields
	Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Fields, Kenny Cheung and M. David Galainena, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hertz Global Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Fields	Interim Chief Executive Officer and Director	November 9, 2021
Mark Fields	(Principal Executive Officer)

/s/ Kenny Cheung	Executive Vice President	November 9, 2021
Kenny Cheung	and Chief Financial Officer (Principal Financial Officer)

/s/ Alexandra Brooks Alexandra Brooks	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 9, 2021

/s/ M. Gregory O’Hara	Chairperson	November 9, 2021
M. Gregory O’Hara

/s/ Thomas Wagner	Vice-Chairperson	November 9, 2021
Thomas Wagner

/s/ Christopher Lahoud	Director	November 9, 2021
Christopher Lahoud

/s/ Colin Farmer	Director	November 9, 2021
Colin Farmer

/s/ Jennifer Feikin	Director	November 9, 2021
Jennifer Feikin

/s/ Vincent Intrieri	Director	November 9, 2021
Vincent Intrieri

/s/ Evelina Vougessis Machas	Director	November 9, 2021
Evelina Vougessis Machas

/s/ Andrew Shannahan	Director	November 9, 2021
Andrew Shannahan